Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036

May 8, 2014

American Capital Agency Corp.
2 Bethesda Metro Center, 14th Floor
Bethesda, Maryland 20814

Re:	American Capital Agency Corp. Depositary Shares representing 1/1,000 interest in shares of 7.750% Series B Cumulative Redeemable Preferred Stock

Ladies and Gentlemen:

We have acted as special counsel to American Capital Agency Corp., a Delaware corporation (the “Company”), in connection with the offering and sale of 7,000,000 depositary shares (the “Initial Depositary Shares”), representing an aggregate of 7,000 shares (the “Initial Preferred Shares”) of the Company’s 7.750% Series B Cumulative Redeemable Preferred Stock, par value $0.01 and $25,000.00 liquidation preference per share (the “Preferred Stock”), under the shelf registration statement on Form S-3 (File No. 333-192286) (the “Registration Statement”) filed on November 12, 2013 by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), pursuant to the Underwriting Agreement, dated May 5, 2014 (the “Underwriting Agreement”), among the Company and Morgan Stanley & Co. LLC and UBS Securities LLC, as representatives of the several Underwriters named therein. The Company has granted the underwriters of said offering an option for 30 days to purchase from the Company up to an additional 1,050,000 depositary shares (together with the Initial Depositary Shares, the “Depositary Shares”), representing an aggregate of up to 1,050 shares of Preferred Stock (together with the Initial Preferred Shares, the “Preferred Shares”). Each Depositary Share represents a 1/1,000 interest in a Preferred Share. The Preferred Shares and the Depositary Shares are collectively referred to herein as the “Offered Securities.” Any Preferred Shares issued or to be issued by the Company will be deposited with Computershare Inc. and Computershare Trust Company, N.A. (“Computershare Trust”) acting jointly as depositary (collectively, the “Depositary”), pursuant to the Deposit Agreement, dated May 8, 2014 (the “Deposit Agreement”), among the Company, the Depositary, as depositary, Computershare Trust, as registrar and transfer agent, and the holders from time to time of receipts issued under the

Deposit Agreement to evidence the Depositary Shares. The Certificate of Designations (the “Certificate of Designations”) designating the Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 7, 2014, provides that the Preferred Shares are convertible into a specified number of shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon the occurrence of a Change of Control (as defined in the Certificate of Designations), subject to the prior redemption of such Preferred Shares at the Company’s election in accordance with the Certificate of Designations.
This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)the Registration Statement;
(ii)    the Amended and Restated Certificate of Incorporation of the Company, as amended to date, as certified by the Secretary of State of the State of Delaware and the Secretary’s Certificate (as defined below) (the “Certificate of Incorporation”);
(iii)    the Second Amended and Restated By-laws of the Company, as currently in effect, as certified by the Secretary’s Certificate (the “By-laws”);
(iv)    certain resolutions of the Board of Directors of the Company (the “Board”) relating to the Offered Securities, as certified by the Secretary’s Certificate;
(v)    an executed copy of the certificate of Samuel A. Flax, the Executive Vice President and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(vi)    a specimen certificate representing the Common Stock;
(vii)    the Certificate of Designations; and
(viii)    an executed copy of the Deposit Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, and such agreements and certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. We have also assumed that the terms of the Offered Securities have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Deposit Agreement will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject , (ii) any law, rule or regulation to which the Company or its properties is subject (other than Opined on Law, as defined below), (iii) any judicial or regulatory order or decree of any governmental authority (other than those under Opined on Law) or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority (other than those under Opined on Law). As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.
With respect to any shares of Common Stock to be issued upon conversion of the Preferred Shares, when such shares of Common Stock are registered in the Company’s share registry and delivered upon the proper conversion of the Preferred Shares, as contemplated by the Certificate of Designations, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable, provided that the Certificate of Incorporation as then in effect authorizes the issuance of such number of shares of Common Stock and the issuance of the Common Stock is for a value in excess of its par value.

2.	The Preferred Shares have been duly authorized and validly issued and are fully paid and non-assessable.

3.	The Depositary Shares have been duly authorized and validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus, dated May 5, 2014, which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP